Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Silicom Ltd.:

We consent to use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ Somekh Chaikin
Somekh Chaikin
Certified Public Accountants (Israel)
A member firm of KPMG International

Tel Aviv, Israel
December 23, 2013